EXHIBIT 24.1

                         MORTGAGE CAPITAL FUNDING, INC.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Jarocki, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Mortgage Capital Funding, Inc.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


            Signature                       Title                      Date


        /s/ Robert E. Woods, Jr.     Chief Executive Officer       April 3, 1997
   --------------------------------  and Director
        Robert E. Woods, Jr.


        /s/ Terri DeGuisto           Chief Financial Officer       April 3, 1997
   --------------------------------  and Treasurer (Principal
        Terri DeGuisto               Accounting Officer)


        /s/ Carol Ann Arvan          Vice President and Director   April 3, 1997
   --------------------------------
        Carol Ann Arvan


        /s/ J. Theodore Borter       Vice President and Director   April 3, 1997
   --------------------------------
        J. Theodore Borter


        /s/ Frank Forelle            Director                      April 3, 1997
   --------------------------------
        Frank Forelle